Exhibit 4(c)

FPL GROUP, INC.,

JPMORGAN CHASE BANK,
as Collateral Agent, Custodial Agent
and Securities Intermediary,

AND

THE BANK OF NEW YORK,
as Purchase Contract Agent

PLEDGE AGREEMENT

DATED AS OF JUNE 1, 2002

        PLEDGE AGREEMENT, dated as of June 1, 2002 (this "Agreement"), by and among FPL Group, Inc., a Florida corporation (the "Company"), as pledgee, JPMorgan Chase Bank, a New York banking corporation, not individually but solely as collateral agent (in such capacity, together with its successors in such capacity, the "Collateral Agent"), as custodial agent (in such capacity, together with its successors in such capacity, the "Custodial Agent") and as a "securities intermediary" as defined in Section 8-102(a)(14) of the Code (as defined herein) (in such capacity, together with its successors in such capacity, the "Securities Intermediary"), and The Bank of New York, a New York banking corporation, not individually but solely as purchase contract agent and as attorney-in-fact of the Holders (as defined in the Purchase Contract Agreement (as hereinafter defined)) from time to time of the New Securities (as hereinafter defined) (in such capacity, together with its successors in such capacity, the "Purchase Contract Agent") under the Purchase Contract Agreement (terms not otherwise defined herein are used herein with the meaning ascribed to them in the Purchase Contract Agreement).

RECITALS

        The Company and the Purchase Contract Agent are parties to the Purchase Contract Agreement, dated as of the date hereof (as modified and supplemented and in effect from time to time, the "Purchase Contract Agreement"), pursuant to which there may be issued up to 10,120,000 new securities (the "New Securities") of the Company, having a stated amount of $50 (the "Stated Amount") per New Security.

        The New Securities will initially consist of 8,800,000 units (referred to as "Equity Units") with a stated amount, per Equity Unit, equal to $50. The Equity Units will initially consist of 8,800,000 Corporate Units and 0 Treasury Units. Each Corporate Unit will initially be comprised of (a) a stock purchase contract (as modified and supplemented and in effect from time to time, a "Purchase Contract") under which (i) the Holder will purchase from the Company not later than February 16, 2006 ("Purchase Contract Settlement Date"), for $50 in cash, a number of newly issued shares of common stock, $.01 par value per share, of the Company ("Common Stock") equal to the applicable Settlement Rate and (ii) the Company will pay certain Contract Adjustment Payments to the Holders as provided in the Purchase Contract Agreement, and (b) either (A) prior to the Purchase Contract Settlement Date so long as no Tax Event Redemption or Mandatory Redemption has occurred, (i) beneficial ownership of a Series B Debenture due February 16, 2008 issued by FPL Group Capital Inc ("FPL Group Capital") (a "Debenture"), having a principal amount of $50 or (ii) following a successful remarketing of the Debentures on the Initial Remarketing Date, the appropriate Applicable Ownership Interest in the Treasury Portfolio, or (B) upon the occurrence of a Tax Event Redemption or, in certain cases, a Mandatory Redemption prior to the Purchase Contract Settlement Date, the appropriate Applicable Ownership Interest in the Treasury Portfolio.

        Each Treasury Unit will initially be comprised of (a) a Purchase Contract under which (i) the Holder will purchase from the Company not later than the Purchase Contract Settlement Date, for $50 in cash, a number of newly issued shares of Common Stock equal to the applicable Settlement Rate and (ii) the Company will pay certain Contract Adjustment Payments to the Holders as provided in the Purchase Contract Agreement, and (b) a 1/20, or 5%, undivided beneficial ownership interest in a zero-coupon U.S. Treasury security having a principal amount at maturity equal to $1,000 and maturing on February 15, 2006 (CUSIP No. 912803 AJ2 or 912820 BR7) ("Treasury Security").

        Pursuant to the terms of the Purchase Contract Agreement, the Company may issue up to 1,320,000 additional Corporate Units and, if the Company issues such additional Corporate Units, the related Debentures will be pledged hereunder.

        Pursuant to the terms of the Purchase Contract Agreement and the Purchase Contracts, the Holders, from time to time, of the New Securities have irrevocably authorized the Purchase Contract Agent, as attorney-in-fact of such Holders, among other things, to execute and deliver this Agreement on behalf of and in the name of such Holders and to grant the pledge provided hereby of the Debentures, any Applicable Ownership Interest in the Treasury Portfolio and any Treasury Securities to secure each Holder's obligations under the related Purchase Contract, as provided herein and subject to the terms hereof. Upon such pledge, the Debentures will be beneficially owned by the Holders but will be owned of record by the Purchase Contract Agent subject to the Pledge hereunder, and the Treasury Securities (and the appropriate Applicable Ownership Interest in the Treasury Portfolio) will be beneficially owned by the Holders but will be held in book-entry form by the Securities Intermediary subject to the pledge hereunder.

        Accordingly, the Company, the Collateral Agent, the Securities Intermediary, the Custodial Agent and the Purchase Contract Agent, on its own behalf and as attorney-in-fact of the Holders from time to time of the New Securities, agree as follows:

ARTICLE I DEFINITIONS
For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; and
(b) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

        "Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

"Bankruptcy Code" means title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

        "Business Day" means any day other than a Saturday, a Sunday or any other day on which banking institutions in The City of New York (in the State of New York) are permitted or required by any applicable law to close.

"Cash" means any coin or currency of the United States as at the time shall be legal tender for payment of public and private debts.
"Code" has the meaning specified in Section 6.1 hereof.
"Collateral" has the meaning specified in Section 2.1 hereof.

        "Collateral Account" means the securities account (number 10202322.1) maintained at JPMorgan Chase Bank in the name "The Bank of New York, as Purchase Contract Agent on behalf of the Holders of New Securities subject to the security interest of JPMorgan Chase Bank as Collateral Agent under the Pledge Agreement dated as of June 1, 2002, for the benefit of FPL Group, Inc., as pledgee" and any successor account.

"Collateral Agent" has the meaning specified in the first paragraph of this Agreement.
"Common Stock" has the meaning specified in the Recitals.
"Company" means the Person named as the "Company" in the first paragraph of this Agreement until a successor shall have become such, and thereafter "Company" shall mean such successor.
"Custodial Agent" has the meaning specified in the first paragraph of this Agreement.
"Debentures" has the meaning specified in the Recitals.
"Equity Units" has the meanings specified in the Recitals.
"FPL Group Capital" has the meaning specified in the Recitals.

        "Indenture" means the Indenture (For Unsecured Debt Securities), dated as of June 1, 1999, between FPL Group Capital and the Indenture Trustee pursuant to which the Debentures are to be issued, as originally executed and delivered and as it may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof and shall include the terms of a particular series of securities established as contemplated by Section 301 thereof.

"Indenture Trustee" means The Bank of New York, as trustee under the Indenture until a successor is appointed thereunder, and thereafter means such successor trustee.
"Initial Reset Date" means any Business Day, as selected by FPL Group Capital in its sole discretion, from August 16, 2005 to November 16, 2005.
"Intermediary" means any entity that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.
"New Securities" has the meaning specified in the Recitals.

        "Permitted Investments" means any one of the following which shall mature not later than the next succeeding Business Day (i) any evidence of indebtedness with an original maturity of 365 days or less issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof or such indebtedness constitutes a general obligation of it); (ii) deposits, certificates of deposit or acceptances with an original maturity of 365 days or less of any institution which is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than U.S. $200 million at the time of deposit; (iii) investments with an original maturity of 365 days or less of any Person that is fully and unconditionally guaranteed by a bank referred to in clause (ii); (iv) investments in commercial paper, other than commercial paper issued by the Company or its affiliates, of any corporation incorporated under the laws of the United States or any State thereof, which commercial paper has a rating at the time of purchase at least equal to "A-1" by Standard & Poor's Ratings Service, a Division of McGraw-Hill Companies, Inc. ("S&P"), or at least equal to "P-1" by Moody's Investors Service, Inc. ("Moody's"); and (v) investments in money market funds registered under the Investment Company Act of 1940, as amended, rated in the highest applicable rating category by S&P or Moody's.

        "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

"Pledge" has the meaning specified in Section 2.1 hereof.
"Pledged Applicable Ownership Interest in the Treasury Portfolio" has the meaning specified in Section 2.1 hereof.
"Pledged Debentures" has the meaning specified in Section 2.1 hereof.
"Pledged Securities" has the meaning specified in Section 2.1 hereof.
"Pledged Treasury Securities" has the meaning specified in Section 2.1 hereof.

        "Proceeds" means all interest, dividends, cash, instruments, securities, financial assets (as defined in Section 8-102(a)(9) of the Code) and other property from time to time received, receivable or otherwise distributed upon the sale, exchange, collection or disposition of the Collateral or any proceeds thereof.

"Purchase Contract" has the meaning specified in the Recitals.
"Purchase Contract Agent" has the meaning specified in the first paragraph of this Agreement.
"Purchase Contract Agreement" has the meaning specified in the Recitals.
"Securities Intermediary" has the meaning specified in the first paragraph of this Agreement.
"Security Entitlement" has the meaning set forth in Section 8-102(a)(17) of the Code.
"Separate Debentures" means any Debentures that are not Pledged Debentures.
"Stated Amount" has the meaning specified in the Recitals.
"TRADES" means the Treasury/Reserve Automated Debt Entry System maintained by the Federal Reserve Bank of New York pursuant to the TRADES Regulations.

        "TRADES Regulations" means the regulations of the United States Department of the Treasury, published at 31 C.F.R. Part 357, as amended from time to time. Unless otherwise defined herein, all terms defined in the TRADES Regulations are used herein as therein defined.

"Transfer" means, with respect to the Collateral and in accordance with the instructions of the Collateral Agent, the Purchase Contract Agent or the Holder, as applicable:
(i)

except as otherwise provided in Section 2.1 hereof, in the case of Collateral consisting of securities which cannot be delivered by book-entry or which the parties agree are to be delivered in physical form, delivery in appropriate physical form to the recipient accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient; and

(ii)

in the case of Collateral consisting of securities maintained in book-entry form by causing a "securities intermediary" (as defined in Section 8-102(a)(14) of the Code) to (i) credit a Security Entitlement with respect to such securities to a "securities account" (as defined in Section 8-501(a) of the Code) maintained by or on behalf of the recipient and (ii) to issue a confirmation to the recipient with respect to such credit. In the case of Collateral to be delivered to the Collateral Agent, the securities intermediary shall be the Securities Intermediary and the securities account shall be the Collateral Account.

"Treasury Security" has the meaning specified in the Recitals.

        "Value" with respect to any item of Collateral on any date means, as to (i) Debentures, the aggregate principal amount thereof, (ii) Cash, the face amount thereof and (iii) Treasury Securities, the aggregate principal amount thereof at maturity, provided however, that in the case of the remarketing of the Debentures on the third Business Day immediately preceding the Initial Reset Date, Value means the applicable Treasury Portfolio Purchase Price.

ARTICLE II PLEDGE; CONTROL AND PERFECTION
SECTION 2.1 The Pledge

        The Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, and the Purchase Contract Agent, as such attorney-in-fact, hereby pledge and grant to the Collateral Agent, for the benefit of the Company, as collateral security for the performance when due by such Holders of their respective obligations under the related Purchase Contracts, a security interest in all of the right, title and interest of such Holders and the Purchase Contract Agent (a) in the Debentures and Treasury Securities constituting a part of the New Securities and any Treasury Securities delivered in exchange for any Debentures, and any Debentures delivered in exchange for any Treasury Securities, in accordance with Article IV hereof, in each case that have been Transferred to or received by the Collateral Agent and not released by the Collateral Agent to such Holders or the Purchase Contract Agent under the provisions of this Agreement; (b) in payments made by Holders pursuant to Section 4.4 hereof; (c) in the Collateral Account and all securities, financial assets, Cash and other property credited thereto and all Security Entitlements related thereto; (d) in the Applicable Ownership Interest in the Treasury Portfolio purchased on behalf of the Holders of Corporate Units by the Collateral Agent upon the occurrence of a successful remarketing of the Debentures, a Tax Event Redemption or a Mandatory Redemption as provided in Section 6.2 hereof and (e) all Proceeds of the foregoing (all of the foregoing, collectively, the "Collateral"). Prior to or concurrently with the execution and delivery of this Agreement, the Purchase Contract Agent, on behalf of the initial Holders of the New Securities, shall cause the Debentures comprising a part of the Corporate Units, and the Treasury Securities comprising a part of the Treasury Units, to be Transferred to the Collateral Agent for the benefit of the Company. Such Debentures shall be Transferred by physically delivering such Debentures to the Collateral Agent endorsed in blank. Treasury Securities and the Treasury Portfolio, as applicable, shall be Transferred to the Collateral Account maintained by the Collateral Agent at the Securities Intermediary by book-entry transfer to the Collateral Account in accordance with the TRADES Regulations and other applicable law and by the notation by the Securities Intermediary on its books that a Security Entitlement with respect to such Treasury Securities or Treasury Portfolio, has been credited to the Collateral Account. For purposes of perfecting the Pledge under applicable law, including, to the extent applicable, the TRADES Regulations or the Uniform Commercial Code as adopted and in effect in any applicable jurisdiction, the Collateral Agent shall be the agent of the Company as provided herein. The pledge provided in this Section 2.1 is herein referred to as the "Pledge" and the Debentures, Treasury Securities or the Applicable Ownership Interest in the Treasury Portfolio subject to the Pledge, excluding any Debentures or Treasury Securities or interest in the Treasury Portfolio released from the Pledge as provided in Article IV hereof, are hereinafter referred to as "Pledged Debentures," "Pledged Treasury Securities," or "Pledged Applicable Ownership Interest in the Treasury Portfolio," respectively, and collectively, "Pledged Securities." Subject to the Pledge and the provisions of Section 2.2 hereof, the Holders from time to time shall have full beneficial ownership of the Collateral. The Collateral Agent shall have the right to have the Debentures or any other New Securities held in physical form reregistered in its name or in the name of its agent or the Securities Intermediary and credited to the Collateral Account.

        Except as may be required in order to release Debentures (or if (i) a Tax Event Redemption, (ii) a Mandatory Redemption if the Purchase Contracts have not been previously or concurrently terminated in accordance with the Purchase Contract Agreement or (iii) a successful remarketing of the Debentures has occurred, the Applicable Ownership Interest in the Treasury Portfolio) or Treasury Securities in connection with a Holder's election to convert its investment from Corporate Units to Treasury Units, or from Treasury Units to Corporate Units, as the case may be, or except as otherwise required to release Pledged Securities as specified herein, neither the Collateral Agent nor the Securities Intermediary shall relinquish physical possession of any certificate evidencing Debentures (or if (i) a Tax Event Redemption, (ii) Mandatory Redemption if the Purchase Contracts have not been previously or concurrently terminated in accordance with the Purchase Contract Agreement or (iii) a successful remarketing of the Debentures has occurred, the Applicable Ownership Interest in the Treasury Portfolio) or Treasury Securities prior to the termination of this Agreement. If it becomes necessary for the Collateral Agent to relinquish physical possession of a certificate in order to release a portion of the Debentures evidenced thereby from the Pledge, the Collateral Agent shall use its best efforts to obtain physical possession of a replacement certificate evidencing any Debentures remaining subject to the Pledge hereunder registered to it or endorsed in blank within ten days of the date it relinquished possession. The Collateral Agent shall promptly notify the Company of its failure to obtain possession of any such replacement certificate as required hereby.

SECTION 2.2 Control and Perfection

                  (a)  In connection with the Pledge granted in Section 2.1, and subject to the other provisions of this Agreement, the Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, hereby authorize and direct the Securities Intermediary (without the necessity of obtaining the further consent of the Purchase Contract Agent or any of the Holders), and the Securities Intermediary agrees, to comply with and follow any instructions and entitlement orders (as defined in Section 8-102(a)(8) of the Code) that the Collateral Agent on behalf of the Company may give in writing with respect to the Collateral Account, the Collateral credited thereto and any Security Entitlements with respect to any thereof. Such instructions and entitlement orders may, without limitation, direct the Securities Intermediary to transfer, redeem, sell, liquidate, assign, deliver or otherwise dispose of the Debentures, the Treasury Securities, any Treasury Portfolio and any Security Entitlements with respect thereto and to pay and deliver any income, proceeds or other funds derived therefrom to the Company. The Purchase Contract Agent and the Holders from time to time, acting through the Purchase Contract Agent, each hereby further authorize and direct the Collateral Agent, as agent of the Company, to itself issue instructions and entitlement orders, and to otherwise take action, with respect to the Collateral Account, the Collateral credited thereto and any Security Entitlements with respect thereto, pursuant to the terms and provisions hereof, all without the necessity of obtaining the further consent of the Purchase Contract Agent or any of the Holders. The Collateral Agent shall be the agent of the Company and shall act as directed in writing by the Company. Without limiting the generality of the foregoing, the Collateral Agent shall issue entitlement orders to the Securities Intermediary when and as required by the terms hereof or as directed by the Company.

                  (b)  The Securities Intermediary hereby confirms and agrees that: (I) all securities or other property underlying any financial assets credited to the Collateral Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another collateral account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Collateral Account be registered in the name of the Purchase Contract Agent, the Company or any Holder, payable to the order of, or specially indorsed to, the Purchase Contract Agent, the Collateral Agent, the Company or any Holder except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank; (ii) all property delivered to the Securities Intermediary pursuant to this Pledge Agreement (including, without limitation, any Debentures, the Applicable Ownership Interest in the Treasury Portfolio or any Treasury Securities) will be promptly credited to the Collateral Account; (iii) the Collateral Account is an account to which financial assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Purchase Contract Agent as the "entitlement holder" (as defined in the Code) with respect to the Collateral Account; (iv) the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other Person relating to the Collateral Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the Code) of such other Person; and (v) the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Company, the Collateral Agent, the Purchase Contract Agent or the Holders of the New Securities purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in this Section 2.2 hereof.

                  (c)  The Securities Intermediary hereby agrees that each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Collateral Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the Code.

(d) In the event of any conflict between this Agreement (or any portion hereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

                  (e)  The Purchase Contract Agent hereby irrevocably constitutes and appoints the Collateral Agent and the Company, and each of them severally, with full power of substitution, as the Purchase Contract Agent's attorney-in-fact to take on behalf of, and in the name, place and stead of the Purchase Contract Agent and the Holders, any action necessary or desirable to perfect and to keep perfected the security interest in the Collateral referred to in Section 2.1. The grant of such power-of-attorney shall not be deemed to require of the Collateral Agent any specific duties or obligations not otherwise assumed by the Collateral Agent hereunder.

ARTICLE III. DISTRIBUTIONS ON PLEDGED COLLATERAL

        So long as the Purchase Contract Agent is the registered owner of the Pledged Debentures, it shall receive all payments thereon. If the Pledged Debentures are reregistered, such that the Collateral Agent becomes the registered holder, all payments of principal or interest on such Pledged Debentures, together with any payments of principal or interest or cash distributions in respect of any other Pledged Securities received by the Collateral Agent that are properly payable hereunder shall be paid by the Collateral Agent by wire transfer in same day funds:

                  (i)  In the case of (A) payment of interest with respect to the Pledged Debentures or cash distributions on the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio (as specified in clause (2) of the definition of the term "Applicable Ownership Interest" in the Purchase Contract Agreement), as the case may be, and (B) any payments of principal with respect to any Debentures or the appropriate Applicable Ownership Interest (as specified in clause (1) of the definition of such term) in the Treasury Portfolio, as the case may be, that have been released from the Pledge pursuant to Section 4.3 hereof, to the Purchase Contract Agent, for the benefit of the relevant Holders of Corporate Units, to the account designated by the Purchase Contract Agent for such purpose, no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day);

                  (ii)  In the case of any principal payments with respect to any Treasury Securities that have been released from the Pledge pursuant to Section 4.3 hereof, to the Holders of the Treasury Units to the accounts designated by them to the Collateral Agent in writing for such purpose no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day); and

                  (iii)  In the case of payments of the principal of any Pledged Debentures or on the appropriate Pledged Applicable Ownership Interest (as specified in clause (1) of the definition of the term "Applicable Ownership Interest") in the Treasury Portfolio, as the case may be, or the principal of any Pledged Treasury Securities, to the Company on the Purchase Contract Settlement Date in accordance with the procedure set forth in Section 4.6(a) or 4.6(b) hereof, in full satisfaction of the respective obligations of the Holders under the related Purchase Contracts.

        All payments received by the Purchase Contract Agent as provided herein shall be applied by the Purchase Contract Agent pursuant to the provisions of the Purchase Contract Agreement. If, notwithstanding the foregoing, the Purchase Contract Agent or a Holder of Corporate Units shall receive any payments of principal on account of any Debenture or, if applicable, the appropriate Applicable Ownership Interest (as specified in clause (1) of the definition of such term) in the Treasury Portfolio that, at the time of such payment, is a Pledged Debenture or the Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, or the Purchase Contract Agent or a Holder of Treasury Units shall receive any payments of principal on account of any Treasury Securities that, at the time of such payment, are Pledged Treasury Securities, the Purchase Contract Agent or such Holder, as the case may be, shall transfer the Proceeds of such payment of principal on such Pledged Debenture, Pledged Applicable Ownership Interest in the Treasury Portfolio, or Pledged Treasury Securities, as the case may be, to the Collateral Agent and the Collateral Agent shall hold such Proceeds for the benefit of the Company as Collateral for the performance when due by such Holder of its obligations under the related Purchase Contracts.

ARTICLE IV. SUBSTITUTION, RELEASE, REPLEDGE AND SETTLEMENT OF DEBENTURES
SECTION 4.1 Substitution for Debentures and the Creation of Treasury Units

        A Holder of a Corporate Unit may create or recreate a Treasury Unit and separate the Debentures or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as applicable, from the related Purchase Contract in respect of such Corporate Unit by substituting Treasury Securities for all, but not less than all, of the Debentures or Applicable Ownership Interest in the Treasury Portfolio that form a part of such Corporate Unit in accordance with this Section 4.1 and 3.13 of the Purchase Contract Agreement; provided, however, that if the Treasury Portfolio has not replaced the Debentures as a component of Corporate Units as a result of a successful remarketing or a Tax Event Redemption or a Mandatory Redemption, such Collateral Substitutions may only be made on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date; if the Treasury Portfolio has replaced the Debentures as a component of Corporate Units as a result of a successful remarketing of the Debentures or a Tax Event Redemption or a Mandatory Redemption, such Collateral Substitutions may only be made on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. Holders may make Collateral Substitutions and establish Treasury Units (i) only in integral multiples of 20 Corporate Units if only Debentures are being substituted by Treasury Securities, or (ii) only in integral multiples of 1,600 Corporate Units if the appropriate Applicable Ownership Interests in the Treasury Portfolio are being substituted for Treasury Securities. For example, to create 20 Treasury Units (if a Tax Event Redemption or Mandatory Redemption has not occurred and Debentures remain components of Corporate Units), or 1,600 Treasury Units (if a Tax Event Redemption or a Mandatory Redemption has occurred or the Treasury Portfolio has replaced Debentures as components of Corporate Units as a result of a successful remarketing of the Debentures), the Corporate Unit Holder shall

                  (a)  if the Treasury Portfolio has not replaced the Debentures as a component of Corporate Units as a result of a successful remarketing or a Mandatory Redemption or a Tax Event Redemption, on or prior to the fifth Business Day preceding the Purchase Contract Settlement Date, deposit with the Collateral Agent a Treasury Security having a principal amount at maturity of $1,000; or

                  (b)  if the Treasury Portfolio has replaced the Debentures as a component of Corporate Units as a result of a successful remarketing of the Debentures or a Tax Event Redemption or a Mandatory Redemption, on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date, deposit with the Collateral Agent Treasury Securities having an aggregate principal amount at maturity of $80,000; and

                  (c)  in each case, transfer and surrender the related 20 Corporate Units, or, in the event the Treasury Portfolio is a component of Corporate Units, 1,600 Corporate Units, to the Purchase Contract Agent accompanied by a notice to the Purchase Contract Agent, substantially in the form of Exhibit B hereto, stating that the Holder has transferred the relevant amount of Treasury Securities to the Collateral Agent and requesting that the Purchase Contract Agent instruct the Collateral Agent to release the Debentures or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, underlying such Corporate Units, whereupon the Purchase Contract Agent shall promptly give such instruction to the Collateral Agent, substantially in the form of Exhibit A hereto.

        Upon receipt of the Treasury Securities described in clause (a) or (b) above and the instructions described in clause (c) above from the Purchase Contract Agent, the Collateral Agent shall release the Pledged Debentures or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, and shall promptly Transfer such Pledged Debentures or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, free and clear of the lien, pledge or security interest created hereby, to the Purchase Contract Agent.

SECTION 4.2 Substitution of Treasury Securities and the Creation of Corporate Units

        A Holder of a Treasury Unit may create or recreate Corporate Units by depositing with the Collateral Agent Debentures or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, having an aggregate principal amount equal to the aggregate principal amount at maturity of, and in substitution for all, but not less than all, of the Treasury Securities comprising part of the Treasury Unit in accordance with this Section 4.2 and 3.14 of the Purchase Contract Agreement; provided, however, that if the Treasury Portfolio has not replaced the Debentures as a component of Corporate Units as a result of a successful remarketing or a Tax Event Redemption or a Mandatory Redemption, such Collateral Substitutions may only be made on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date; and if the Treasury Portfolio has replaced the Debentures as a component of Corporate Units as a result of a successful remarketing of the Debentures or a Tax Event Redemption or a Mandatory Redemption, such Collateral Substitutions may only be made on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. Holders of Treasury Units may make such Collateral Substitutions and establish Corporate Units (i) only in integral multiples of 20 Treasury Units if Treasury Securities are being replaced by Debentures, or (ii) only in integral multiples of 1,600 Treasury Units if any Treasury Security is being replaced by the Applicable Ownership Interest in the Treasury Portfolio. To create 20 Corporate Units (if a Tax Event Redemption or a Mandatory Redemption has not occurred and the Debentures remain components of Corporate Units), or 1,600 Corporate Units (if a Tax Event Redemption or a Mandatory Redemption has occurred or the Treasury Portfolio has replaced the Debentures as a result of a successful remarketing of the Debentures), the Treasury Unit Holder shall

                  (a)  if the Treasury Portfolio has not replaced the Debentures as a component of Corporate Units as a result of a successful remarketing or a Tax Event Redemption or a Mandatory Redemption, on or prior to the fifth Business Day preceding the Purchase Contract Settlement Date, deposit with the Collateral Agent $1,000 in aggregate principal amount of Debentures; or

                  (b)  if the Treasury Portfolio has replaced the Debentures as a component of Corporate Units as a result of a successful remarketing of the Debentures or a Tax Event Redemption or a Mandatory Redemption, on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date, deposit with the Collateral Agent the Applicable Ownership Interest in the Treasury Portfolio having an aggregate principal amount at maturity of $80,000; and

                  (c)  in each case, transfer and surrender the related 20 Treasury Units, or in the event the Treasury Portfolio is a component of Corporate Units, 1,600 Treasury Units, to the Purchase Contract Agent accompanied by a notice to the Purchase Contract Agent, substantially in the form of Exhibit B hereto, stating that the Holder has transferred the relevant amount of Debentures or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, to the Collateral Agent and requesting that the Purchase Contract Agent instruct the Collateral Agent to release the Pledged Treasury Securities underlying such Treasury Units, whereupon the Purchase Contract Agent shall promptly give such instruction to the Collateral Agent, substantially in the form of Exhibit A hereto.

        Upon receipt of the Debentures or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, described in clause (a) or (b) above and the instructions described in clause (c) above, from the Purchase Contract Agent, the Collateral Agent shall release the related Pledged Treasury Securities and shall promptly Transfer such Pledged Treasury Securities, free and clear of the lien, pledge or security interest created hereby, to the Purchase Contract Agent.

SECTION 4.3 Termination Event

        Upon receipt by the Collateral Agent of written notice from the Company or the Purchase Contract Agent that there has occurred a Termination Event, the Collateral Agent shall release all Collateral from the Pledge and shall promptly Transfer any Pledged Debentures (or, if (i) a Tax Event Redemption, (ii) a Mandatory Redemption if the proceeds thereof were used to acquire the Treasury Portfolio in accordance with the Purchase Contract Agreement or (iii) a successful remarketing of the Debentures, as the case may be, has occurred, the Pledged Applicable Ownership Interest in the Treasury Portfolio) and Pledged Treasury Securities to the Purchase Contract Agent for the benefit of the Holders of the Corporate Units and the Treasury Units, respectively, free and clear of any lien, pledge or security interest or other interest created hereby.

        If such Termination Event shall result from the Company's becoming a debtor under the Bankruptcy Code, and if the Collateral Agent shall for any reason fail promptly to effectuate the release and Transfer of all Pledged Debentures, the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio or the Pledged Treasury Securities, as the case may be, as provided by this Section 4.3, any Holder may, and the Purchase Contract Agent shall, upon receipt from the Holders of security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by the Purchase Contract Agent in compliance with this paragraph, (i) use its reasonable best efforts to obtain an opinion of a nationally recognized law firm reasonably acceptable to the Collateral Agent to the effect that, as a result of the Company being the debtor in such a bankruptcy case, the Collateral Agent will not be prohibited from releasing or Transferring the Collateral as provided in this Section 4.3, and shall deliver such opinion to the Collateral Agent within ten days after the occurrence of such Termination Event, and if (y) any such Holder or the Purchase Contract Agent shall be unable to obtain such opinion within ten days after the occurrence of such Termination Event or (z) the Collateral Agent shall continue, after delivery of such opinion, to refuse to effectuate the release and Transfer of all Pledged Debentures, the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio or the Pledged Treasury Securities, as the case may be, as provided in this Section 4.3, then any Holder may, and the Purchase Contract Agent, shall within 15 days after the occurrence of such Termination Event commence an action or proceeding in the court with jurisdiction of the Company's case under the Bankruptcy Code seeking an order requiring the Collateral Agent to effectuate the release and transfer of all Pledged Debentures, the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio or of the Pledged Treasury Securities, as the case may be, as provided by this Section 4.3 or (ii) commence an action or proceeding in the court with jurisdiction of the Company's case under the Bankruptcy Code like that described in subsection (i)(z) hereof within ten days after the occurrence of such Termination Event.

SECTION 4.4 Cash Settlement

                  (a)  Upon receipt by the Collateral Agent of (i) a notice from the Purchase Contract Agent that a Holder of a Corporate Unit or Treasury Unit has elected, in accordance with the procedures specified in Section 5.4(a)(i) or (d)(i) of the Purchase Contract Agreement, respectively, to settle its Purchase Contract with Cash and (ii) payment by such Holder of the amount required to settle the Purchase Contract prior to 11:00 a.m., New York City time, on the Business Day immediately preceding the Purchase Contract Settlement Date in lawful money of the United States by certified or cashiers' check or wire transfer in immediately available funds payable to or upon the order of the Company, then the Collateral Agent shall, upon written direction of the Company, promptly invest any Cash received from a Holder in connection with a Cash Settlement in Permitted Investments. Upon receipt of the proceeds upon the maturity of the Permitted Investments on the Purchase Contract Settlement Date, the Collateral Agent shall pay the portion of such proceeds and deliver any certified or cashiers' checks received, in an aggregate amount equal to the Purchase Price, to the Company on the Purchase Contract Settlement Date, and shall distribute any funds in respect of the interest earned from the Permitted Investments to the Purchase Contract Agent for payment to the relevant Holder.

                  (b)  If a Holder of Corporate Units fails to notify the Purchase Contract Agent of its intention to make a Cash Settlement in accordance with Section 5.4(a)(i) of the Purchase Contract Agreement, such failure shall constitute a default under the Purchase Contract Agreement and hereunder, and the Holder shall be deemed to have consented to the disposition of the Pledged Debentures pursuant to the remarketing as described in Section 5.4(b) of the Purchase Contract Agreement, which is incorporated herein by reference and Section 4.6 hereof, and the Collateral Agent, for the benefit of the Company, will exercise its rights as a secured party with respect to applicable Pledged Debentures at the direction of the Company to cause the remarketing of such Pledged Debentures. If a Holder of Corporate Units does notify the Purchase Contract Agent as provided in Section 5.4(a)(i) of the Purchase Contract Agreement of its intention to make a Cash Settlement, but fails to make such payment as required by Section 5.4(a)(ii) of the Purchase Contract Agreement, such failure shall constitute a default under the related Purchase Contracts and hereunder, and the Pledged Debentures of such a Holder will not be remarketed but instead the Collateral Agent, for the benefit of the Company, will exercise its rights as a secured party with respect to such Debentures at the direction of the Company to retain or dispose of the Collateral in accordance with applicable law. In addition, in the event of a Failed Remarketing as described in Section 5.4(b) of the Purchase Contract Agreement, such Failed Remarketing shall constitute a default hereunder by such Holder, and the Collateral Agent, for the benefit of the Company, will also exercise its rights as a secured party with respect to such Debentures at the direction of the Company to retain or dispose of the Collateral in accordance with applicable law.

                  (c)  If a Holder of Treasury Units or Corporate Units (if the Treasury Portfolio has replaced the Debentures) fails to notify the Purchase Contract Agent of such Holder's intention to make a Cash Settlement in accordance with Section 5.4(d)(i) of the Purchase Contract Agreement, or if a Holder of Treasury Units or Corporate Units (if the Treasury Portfolio has replaced the Debentures) notifies the Purchase Contract Agent as provided in Section 5.4(d)(i) of the Purchase Contract Agreement of its intention to make a Cash Settlement, but fails to make such payment as required by Section 5.4(d)(ii) of the Purchase Contract Agreement, such failure shall constitute a default under the related Purchase Contracts and hereunder by such Holder and upon the maturity of the related Pledged Treasury Securities or the Pledged Applicable Ownership Interest in the Treasury Portfolio, if any, held by the Collateral Agent on the Business Day immediately preceding the Purchase Contract Settlement Date, the principal amount of such Pledged Treasury Securities or the portion of the Pledged Applicable Ownership Interest in the Treasury Portfolio corresponding to such Purchase Contracts received by the Collateral Agent shall, upon written direction of the Company, be invested promptly in Permitted Investments. On the Purchase Contract Settlement Date, an aggregate amount equal to the Purchase Price will be remitted to the Company as payment thereof. In the event the sum of the proceeds from the Pledged Treasury Securities or the Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, and the investment earnings earned from such investments is in excess of the aggregate Purchase Price of the Purchase Contracts being settled thereby, the Collateral Agent will distribute such excess to the Purchase Contract Agent for the benefit of the Holder of the related Treasury Units or Corporate Units when received.

SECTION 4.5 Early Settlement; Merger Early Settlement

        Upon written notice to the Collateral Agent by the Purchase Contract Agent that a Holder of a New Security has elected to effect Early Settlement or Merger Early Settlement of its entire obligation under the Purchase Contract forming a part of such New Security in accordance with the terms of the Purchase Contract and the Purchase Contract Agreement, and that the Purchase Contract Agent has received from such Holder, and paid to the Company as confirmed in writing by the Company, the related Early Settlement Amount or Merger Early Settlement Amount, as the case may be, pursuant to the terms of the Purchase Contract and the Purchase Contract Agreement and that all conditions to such Early Settlement or Merger Early Settlement, as the case may be, have been satisfied, then the Collateral Agent shall release from the Pledge, (a) the Pledged Debentures or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio in the case of a Holder of Corporate Units or (b) Pledged Treasury Securities in the case of a Holder of Treasury Units, in each case that had been components of such New Security, and shall transfer such Pledged Debentures or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio or Pledged Treasury Securities, as the case may be, free and clear of the Pledge created hereby, to the Purchase Contract Agent for the benefit of such Holder.

SECTION 4.6 Application of Proceeds Settlement

                  (a)  In the event a Holder of Corporate Units, unless the Treasury Portfolio has replaced the Debentures, has not elected to make an effective Cash Settlement by notifying the Purchase Contract Agent in the manner provided for in Section 5.4(a)(i) of the Purchase Contract Agreement or has not made an Early Settlement or a Merger Early Settlement of the Purchase Contracts underlying its Corporate Units, such Holder shall be deemed to have elected to pay for the shares of Common Stock to be issued under such Purchase Contracts from the Proceeds of the related Pledged Debentures. The Collateral Agent shall by 10:00 a.m., New York City time, on the fourth Business Day immediately preceding the Purchase Contract Settlement Date, without any instruction from such Holder of Corporate Units, present the related Pledged Debentures to the Remarketing Agent for remarketing. Upon receiving such Pledged Debentures, the Remarketing Agent, pursuant to the terms of the Remarketing Agreement, will use its reasonable efforts to remarket such Pledged Debentures on such date at a price of approximately 100.5% (but not less than 100%) of the aggregate Value of such Pledged Debentures, plus accrued and unpaid interest, if any, thereon. After deducting as the Remarketing Fee an amount not exceeding 25 basis points (.25%) of the aggregate Value of the Pledged Debentures from any amount of such Proceeds in excess of the aggregate Value of such Debentures, plus such accrued and unpaid interest of the remarketed Pledged Debentures, the Remarketing Agent will remit the entire amount of the Proceeds of a successful remarketing to the Collateral Agent. On the Purchase Contract Settlement Date, the Collateral Agent shall apply that portion of the Proceeds from such remarketing equal to the aggregate Value of the Pledged Debentures, to satisfy in full the obligations of such Holders of Corporate Units to pay the Purchase Price to purchase the Common Stock under the related Purchase Contracts. The remaining portion of such Proceeds, if any, shall be distributed by the Collateral Agent to the Purchase Contract Agent for payment to the Holders. If the Remarketing Agent advises the Collateral Agent in writing that it cannot remarket the related Pledged Debentures of such Holders of Corporate Units at a price not less than 100% of the aggregate Value of such Pledged Debentures plus any accrued and unpaid interest, or if the remarketing does not occur because a condition precedent to such remarketing has not been fulfilled, thus resulting in a Failed Remarketing, the Collateral Agent will, for the benefit of the Company, at the written direction of the Company, retain or dispose of the Pledged Debentures in accordance with applicable law and satisfy in full, from any such disposition or retention, such Holder's obligation to pay the Purchase Price for the Common Stock under the related Purchase Contracts.

                  (b)  In the event a Holder of Treasury Units or, if the Treasury Portfolio has replaced the Debentures, Corporate Units, has not made an Early Settlement or a Merger Early Settlement of the Purchase Contracts underlying its Treasury Units or Corporate Units, as the case may be, such Holder shall be deemed to have elected to pay for the shares of Common Stock to be issued under such Purchase Contracts from the Proceeds of the related Pledged Treasury Securities or the related Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be. On the Business Day immediately prior to the Purchase Contract Settlement Date, the Collateral Agent shall, at the written direction of the Purchase Contract Agent, invest the Cash proceeds of the maturing Pledged Treasury Securities or the Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, in overnight Permitted Investments. Without receiving any instruction from any such Holder of Treasury Units or Corporate Units, the Collateral Agent shall apply the Proceeds of the related Pledged Treasury Securities or Pledged Applicable Ownership Interest in the Treasury Portfolio to the settlement of the related Purchase Contracts on the Purchase Contract Settlement Date. In the event the sum of the Proceeds from the related Pledged Treasury Securities or related Pledged Applicable Ownership Interest in the Treasury Portfolio and the investment earnings from the investment in overnight Permitted Investments is in excess of the aggregate Purchase Price of the Purchase Contracts being settled thereby on the Purchase Contract Settlement Date, the Collateral Agent shall distribute such excess, when received, to the Purchase Contract Agent for the benefit of the Holders.

        The Company shall not be obligated to issue any shares of Common Stock in respect of the Purchase Contract(s) or deliver any certificate therefor to the Holder unless it shall have received payment in full of the Purchase Price for the shares of Common Stock to be purchased thereunder.

                  (c)  Pursuant to the Remarketing Agreement, on or prior to the fifth Business Day immediately preceding each Reset Date, but no earlier than the Payment Date immediately preceding such Reset Date, holders of Separate Debentures may elect to have their Separate Debentures remarketed by delivering the Separate Debentures, together with a notice of such election, substantially in the form of Exhibit C hereto, to the Custodial Agent. The Custodial Agent will hold the Separate Debentures in an account separate from the Collateral Account. A holder of Separate Debentures electing to have its Separate Debentures remarketed will also have the right to withdraw such election by written notice to the Custodial Agent, substantially in the form of Exhibit D hereto, on or prior to the fifth Business Day immediately preceding the Reset Date, upon which notice the Custodial Agent will return the Separate Debentures to such holder. On the fourth Business Day immediately preceding the Reset Date, the Custodial Agent will deliver to the Remarketing Agent for remarketing all Separate Debentures delivered to the Custodial Agent pursuant to this Section 4.6(c) and not withdrawn pursuant to the terms hereof prior to such date. The portion of the proceeds from such remarketing equal to the aggregate Value of the Separate Debentures will automatically be remitted by the Remarketing Agent to the Custodial Agent for the benefit of the holders of the Separate Debentures. In addition, after deducting as the Remarketing Fee an amount not exceeding 25 basis points (.25%) of the Value of the remarketed Separate Debentures, from any amount of such proceeds in excess of the aggregate Value of the remarketed Separate Debentures plus any accrued and unpaid interest thereon, the Remarketing Agent will remit to the Custodial Agent the remaining portion of the proceeds, if any, for the benefit of such holders. If, despite using its reasonable efforts, the Remarketing Agent advises the Custodial Agent in writing that it cannot remarket the related Separate Debentures of such holders, together with the remarketed Pledged Debentures, at a price not less than 100% of the aggregate Value of the Separate Debentures and the Pledged Debentures plus any accrued and unpaid interest thereon or, if a condition to the remarketing shall not have been fulfilled, thus in either case resulting in a Failed Remarketing, the Remarketing Agent will promptly return the Separate Debentures to the Custodial Agent for redelivery to such holders.

ARTICLE V. VOTING RIGHTS - DEBENTURES

        The Purchase Contract Agent may exercise, or refrain from exercising, any and all voting and other consensual rights pertaining to the Pledged Debentures or any part thereof for any purpose not inconsistent with the terms of this Agreement and in accordance with the terms of the Purchase Contract Agreement; provided, that the Purchase Contract Agent shall not exercise or, as the case may be, shall not refrain from exercising such right if, in the judgment of the Company evidenced in writing and delivered to the Purchase Contract Agent, such action would impair or otherwise have a material adverse effect on the value of all or any of the Pledged Debentures; and provided, further, that the Purchase Contract Agent shall give the Company and the Collateral Agent at least five days' prior written notice of the manner in which it intends to exercise, or its reasons for refraining from exercising, any such right. Upon receipt of any notices and other communications in respect of any Pledged Debentures, including notice of any meeting at which holders of Debentures are entitled to vote or solicitation of consents, waivers or proxies of holders of Debentures, the Collateral Agent shall use reasonable efforts to send promptly to the Purchase Contract Agent such notice or communication, and as soon as reasonably practicable after receipt of a written request therefor from the Purchase Contract Agent, execute and deliver to the Purchase Contract Agent such proxies and other instruments in respect of such Pledged Debentures (in form and substance satisfactory to the Collateral Agent) as are prepared by the Purchase Contract Agent with respect to the Pledged Debentures.

ARTICLE VI. RIGHTS AND REMEDIES; DISTRIBUTION OF THE DEBENTURES; TAX EVENT REDEMPTION; REMARKETING
SECTION 6.1 Rights and Remedies of the Collateral Agent

                  (a)  In addition to the rights and remedies specified in Section 4.4 hereof or otherwise available at law or in equity, after an event of default hereunder, the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (or any successor thereto) as in effect in the State of New York from time to time (the "Code") (whether or not the Code is in effect in the jurisdiction where the rights and remedies are asserted) and the TRADES Regulations and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted. Wherever reference is made in this Agreement to any section of the Code, such reference shall be deemed to include a reference to any provision of the Code which is a successor to, or amendment of, such section. Without limiting the generality of the foregoing, such remedies may include, to the extent permitted by applicable law, (i) retention of the Pledged Debentures or other Collateral in full satisfaction of the Holders' obligations under the Purchase Contracts or (ii) sale of the Pledged Debentures or other Collateral in one or more public or private sales and application of the proceeds in full satisfaction of the Holders' obligations under the Purchase Contracts.

                  (b)  Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, in the event the Collateral Agent is unable to make payments to the Company on account of the appropriate Pledged Applicable Ownership Interest of the Treasury Portfolio (as specified in clauses (1) or (2) of the definition of the term "Applicable Ownership Interest") or on account of principal payments of any Pledged Treasury Securities as provided in Article III hereof in satisfaction of the obligations of the Holder of the New Securities of which such Pledged Treasury Securities, or the appropriate Pledged Applicable Ownership Interest (as specified in clause (1) of the definition of the term "Applicable Ownership Interest") of the Treasury Portfolio, as applicable, is a part under the related Purchase Contracts, the inability to make such payments shall constitute a default hereunder and the Collateral Agent shall have and may exercise, with reference to such Pledged Treasury Securities, or such appropriate Pledged Applicable Ownership Interest (as specified in clauses (1) or (2) of the definition of the term "Applicable Ownership Interest") of the Treasury Portfolio, as applicable, and such obligations of such Holder, any and all of the rights and remedies available to a secured party under the Code and the TRADES Regulations after default by a debtor, and as otherwise granted herein or under any other law.

                  (c)  Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, the Collateral Agent is hereby irrevocably authorized to receive and collect all payments of (i) principal of, or interest on, the Pledged Debentures, (ii) the principal amount of the Pledged Treasury Securities, or (iii) the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio, subject, in each case, to the provisions of Article III, and as otherwise provided herein.

                  (d)  The Purchase Contract Agent individually and as attorney-in-fact for each Holder of New Securities, in the event such Holder becomes the Holder of Corporate Units or Treasury Units, agrees that, from time to time, upon the written request of the Collateral Agent, the Purchase Contract Agent or such Holder it shall execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order to maintain the Pledge, and the perfection and priority thereof, and to confirm the rights of the Collateral Agent hereunder. The Purchase Contract Agent shall have no liability to any Holder for executing any documents or taking any such acts requested by the Collateral Agent hereunder, except for liability for its own negligent act, its own negligent failure to act or its own willful misconduct.

SECTION 6.2 Mandatory Redemption; Tax Event Redemption; Remarketing

                  (a)  Upon the occurrence of a Mandatory Redemption or a Tax Event Redemption prior to the Purchase Contract Settlement Date, the Collateral Agent will, upon the written instruction of the Company and the Purchase Contract Agent, deliver the Pledged Debentures to the Indenture Trustee for payment of the Redemption Price. The Collateral Agent shall, or in the event the Pledged Debentures are registered in the name of the Purchase Contract Agent, the Purchase Contract Agent shall, direct the Indenture Trustee to pay the Redemption Price therefor payable on the Mandatory Redemption Date or the Tax Event Redemption Date, as the case may be, on or prior to 12:30 p.m., New York City time, by check or wire transfer in immediately available funds at such place and to such account as may be designated by the Collateral Agent. In the event the Collateral Agent receives such Redemption Price, subject to the provisions of Section 4.3, the Collateral Agent will, at the written direction of the Company, apply an amount equal to the Redemption Amount of such Redemption Price to purchase from the Quotation Agent, the Treasury Portfolio and promptly remit the remaining portion of such Redemption Price to the Purchase Contract Agent for payment to the Holders of Corporate Units. The Collateral Agent shall Transfer the Treasury Portfolio to the Collateral Account to secure the obligation of all Holders of Corporate Units to purchase Common Stock of the Company under the Purchase Contracts constituting a part of such Corporate Units, in substitution for the Pledged Debentures. Thereafter the Collateral Agent shall have such security interests, rights and obligations with respect to the Treasury Portfolio as it had in respect of the Pledged Debentures, as provided in Articles II, III, IV, V and VI, and any reference herein to the Pledged Debentures shall be deemed to be a reference to the Treasury Portfolio.

                  (b)  Upon the successful remarketing of the Debentures on the third Business Day immediately preceding the Initial Reset Date, the proceeds of such remarketing (after deducting any Remarketing Fee) shall be delivered to the Collateral Agent in exchange for the Pledged Debentures. Pursuant to the terms of this Agreement, the Collateral Agent will apply an amount equal to the Treasury Portfolio Purchase Price to purchase on behalf of the Holders of Corporate Units the Treasury Portfolio and promptly remit the remaining portion of such proceeds to the Purchase Contract Agent for payment to the Holders of such Corporate Units. The Treasury Portfolio will be substituted for the outstanding Pledged Debentures, and will be held by the Collateral Agent in accordance with the terms of this Agreement to secure the obligation of each Holder of a Corporate Unit to purchase the Common Stock of the Company on the Purchase Contract Settlement Date under the Purchase Contract constituting a part of such Corporate Unit. Following the successful remarketing of the Debentures on the third Business Day immediately preceding the Initial Reset Date, the Holders of Corporate Units and the Collateral Agent shall have such security interests, rights and obligations with respect to the Treasury Portfolio as the Holder of Corporate Units and the Collateral Agent had in respect of the Pledged Debentures subject to the Pledge thereof as provided in Articles II, III, IV, V and VI of this Agreement, and any reference herein to the Pledged Debentures shall be deemed to be reference to the Treasury Portfolio.

SECTION 6.3 Initial Remarketing

        The Collateral Agent shall, by 10:00 a.m., New York City time, on the fourth Business Day immediately preceding the Initial Reset Date, without any instruction from any Holder of Corporate Units, present the related Pledged Debentures to the Remarketing Agent for remarketing. Upon receiving such Pledged Debentures, the Remarketing Agent, pursuant to the terms of the Remarketing Agreement and the Supplemental Remarketing Agreement, will use its reasonable efforts to remarket such Pledged Debentures on such date at a price of approximately 100.5% (but not less than 100%) of the Treasury Portfolio Purchase Price, plus accrued and unpaid interest, if any, on the Pledged Debentures. After deducting as the Remarketing Fee an amount not exceeding 25 basis points (.25%) of the Treasury Portfolio Purchase Price from any amount of such Proceeds in excess of the sum of (i) the Treasury Portfolio Purchase Price and (ii) the amount of accrued and unpaid interest, if any, on the Pledged Debentures, the Remarketing Agent will remit the entire amount of the Proceeds of such remarketing to the Collateral Agent on or prior to 12:00 p.m., New York City time on the Initial Reset Date. In the event the Collateral Agent receives such Proceeds, the Collateral Agent will, at the written direction of the Company, apply an amount equal to the Treasury Portfolio Purchase Price to purchase from the Quotation Agent the Treasury Portfolio and remit the remaining portion of such Proceeds, if any, to the Purchase Contract Agent for payment to the Holders of Corporate Units. The Collateral Agent shall Transfer the Treasury Portfolio to the Collateral Account to secure the obligation of all Holders of Corporate Units to purchase Common Stock of the Company under the Purchase Contracts constituting a part of such Corporate Units, in substitution for the Pledged Debentures. Thereafter the Collateral Agent shall have such security interests, rights and obligations with respect to the Treasury Portfolio as it had in respect of the Pledged Debentures as provided in Articles II, III, IV, V and VI, and any reference herein to the Pledged Debentures shall be deemed to be a reference to such Treasury Portfolio, and any reference herein to interest on the Debentures shall be deemed to be a reference to distributions on such Treasury Portfolio.

SECTION 6.4 Substitutions

        Whenever a Holder has the right to substitute Treasury Securities, Debentures or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, for Collateral held by the Collateral Agent, such substitution shall not constitute a novation of the security interest created hereby.

ARTICLE VII. REPRESENTATIONS AND WARRANTIES; COVENANTS
SECTION 7.1 Representations and Warranties

        The Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any representation or warranty made by or on behalf of a Holder), hereby represent and warrant to the Collateral Agent, which representations and warranties shall be deemed repeated on each day a Holder Transfers Collateral that:

(a) such Holder has the power to grant a security interest in and lien on the Collateral;
(b)

such Holder is the sole beneficial owner of the Collateral and, in the case of Collateral delivered in physical form, is the sole holder of such Collateral and is the sole beneficial owner of, or has the right to Transfer, the Collateral it Transfers to the Collateral Agent, free and clear of any security interest, lien, encumbrance, call, liability to pay money or other restriction other than the security interest and lien granted under Article II hereof;

(c)

upon the Transfer of the Collateral to the Collateral Account or physical delivery of the Debentures to the Collateral Agent, the Collateral Agent, for the benefit of the Company, will have a valid and perfected first priority security interest therein (assuming that any central clearing operation or any Intermediary or other entity not within the control of the Holder involved in the Transfer of the Collateral, including the Collateral Agent, gives the notices and takes the action required of it hereunder and under applicable law for perfection of that interest and assuming the establishment and exercise of control pursuant to Section 2.2 hereof); and

(d)

the execution and performance by the Holder of its obligations under this Agreement will not result in the creation of any security interest, lien or other encumbrance on the Collateral other than the security interest and lien granted under Article II hereof or violate any provision of any existing law or regulation applicable to it or of any mortgage, charge, pledge, indenture, contract or undertaking to which it is a party or which is binding on it or any of its assets.

SECTION 7.2 Covenants

        The Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any covenant made by or on behalf of a Holder), hereby covenant to the Collateral Agent that for so long as the Collateral remains subject to the Pledge:

(a)

neither the Purchase Contract Agent nor such Holders will create or purport to create or allow to subsist any mortgage, charge, lien, pledge or any other security interest whatsoever over the Collateral or any part of it other than pursuant to this Agreement; and

(b)

neither the Purchase Contract Agent nor such Holders will sell or otherwise dispose (or attempt to dispose) of the Collateral or any part of it except for the beneficial interest therein, subject to the pledge hereunder, transferred in connection with the Transfer of the New Securities.

ARTICLE VIII. THE COLLATERAL AGENT
It is hereby agreed as follows:
SECTION 8.1 Appointment, Powers and Immunities

        The Collateral Agent shall act as agent for the Company hereunder with such powers as are specifically vested in the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Each of the Collateral Agent, the Custodial Agent and the Securities Intermediary: (a) shall have no duties or responsibilities except those expressly set forth or incorporated in this Agreement and no implied covenants or obligations shall be inferred from this Agreement against any of them, nor shall any of them be bound by the provisions of any agreement by any party hereto beyond the specific or incorporated terms hereof; (b) shall not be responsible for any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement, the New Securities or the Purchase Contract Agreement (except as specifically incorporated by reference herein), or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement (other than as against the Collateral Agent, the Custodial Agent or the Securities Intermediary), the New Securities or the Purchase Contract Agreement or any other document referred to or provided for herein (except as specifically incorporated by reference herein) or therein or for any failure by the Company or any other Person (except the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be) to perform any of its obligations hereunder or thereunder or for the perfection, priority or, except as expressly required hereby, maintenance of any security interest created hereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder (except in the case of the Collateral Agent, pursuant to directions furnished under Section 8.2 hereof, subject to Section 8.6 hereof); (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own negligence or willful misconduct; and (e) shall not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, the New Securities or other property deposited hereunder in accordance with the terms hereof. Subject to the foregoing, during the term of this Agreement, the Collateral Agent shall take all reasonable action in connection with the safekeeping and preservation of the Collateral hereunder.

        No provision of this Agreement shall require the Collateral Agent, the Custodial Agent or the Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. In no event shall the Collateral Agent, the Custodial Agent or the Securities Intermediary be liable for any amount in excess of the Value of the Collateral. Notwithstanding the foregoing, the Collateral Agent, the Custodial Agent and Securities Intermediary, each in its individual capacity, hereby waive any right of setoff, bankers lien, liens or perfection rights as Securities Intermediary or any counterclaim with respect to any of the Collateral.

SECTION 8.2 Instructions of the Company

        The Company shall have the right, by one or more instruments in writing executed and delivered to the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, to direct the time, method and place of conducting any proceeding for the realization of any right or remedy available to the Collateral Agent, or of exercising any power conferred on the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, or to direct the taking or refraining from taking of any action authorized by this Agreement; provided, however, that (i) such direction shall not conflict with the provisions of any law or of this Agreement and (ii) the Collateral Agent, the Custodial Agent and the Securities Intermediary shall be adequately indemnified as provided herein. Nothing in this Section 8.2 shall impair the right of the Collateral Agent in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction. The Company shall promptly confirm in writing any oral instructions furnished to the Collateral Agent by the Company.

SECTION 8.3 Reliance

        Each of the Securities Intermediary, the Custodial Agent and the Collateral Agent shall be entitled conclusively to rely upon any certification, order, judgment, opinion, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex or facsimile) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein), and upon advice and statements of legal counsel and other experts selected by the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be. As to any matters not expressly provided for by this Agreement, the Collateral Agent, the Custodial Agent and the Securities Intermediary shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Company in accordance with this Agreement.

SECTION 8.4 Rights in Other Capacities

        The Collateral Agent, the Custodial Agent and the Securities Intermediary and their affiliates may (without having to account therefor to the Company) accept deposits from, lend money to, make their investments in and generally engage in any kind of banking, trust or other business with the Purchase Contract Agent and any Holder of New Securities (and any of their respective subsidiaries or affiliates) as if it were not acting as the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, and the Collateral Agent, the Custodial Agent and the Securities Intermediary and their affiliates may accept fees and other consideration from the Purchase Contract Agent and any Holder of New Securities without having to account for the same to the Company; provided that each of the Securities Intermediary, the Custodial Agent and the Collateral Agent covenants and agrees with the Company that it shall not accept, receive or permit there to be created in favor of itself and shall take no affirmative action to permit there to be created in favor of any other Person, any security interest, lien or other encumbrance of any kind in or upon the Collateral.

SECTION 8.5 Non-Reliance

        None of the Securities Intermediary, the Custodial Agent or the Collateral Agent shall be required to keep itself informed as to the performance or observance by the Purchase Contract Agent or any Holder of New Securities of this Agreement, the Purchase Contract Agreement, the New Securities or any other document referred to or provided for herein or therein or to inspect the properties or books of the Purchase Contract Agent or any Holder of New Securities. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall not have any duty or responsibility to provide the Company with any credit or other information concerning the affairs, financial condition or business of the Purchase Contract Agent or any Holder of New Securities (or any of their respective affiliates) that may come into the possession of the Collateral Agent, the Custodial Agent or the Securities Intermediary or any of their respective affiliates.

SECTION 8.6 Compensation and Indemnity

        The Company agrees: (i) to pay each of the Collateral Agent and the Custodial Agent from time to time such compensation as shall be agreed in writing between the Company and the Collateral Agent or the Custodial Agent, as the case may be, for all services rendered by each of them hereunder and (ii) to indemnify the Collateral Agent, the Custodial Agent and the Securities Intermediary for, and to hold each of them harmless from and against, any loss, liability or reasonable out-of-pocket expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of its powers and duties under this Agreement, including the reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of counsel) of defending itself against any claim or liability in connection with the exercise or performance of such powers and duties. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall each promptly notify the Company of any third party claim which may give rise to indemnity hereunder and give the Company the opportunity to participate in the defense of such claim with counsel reasonably satisfactory to the indemnified party, and no such claim shall be settled without the written consent of the Company, which consent shall not be unreasonably withheld.

SECTION 8.7 Failure to Act

        In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or among the parties hereto or any other Person with respect to any funds or property deposited hereunder, the Collateral Agent and the Custodial Agent shall be entitled, after prompt notice to the Company and the Purchase Contract Agent, at its sole option, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and neither the Collateral Agent nor the Custodial Agent shall be or become liable in any way to any of the parties hereto for its failure or refusal to comply with such conflicting claims, demands or instructions. The Collateral Agent and the Custodial Agent shall be entitled to refuse to act until either (i) such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing, satisfactory to the Collateral Agent or the Custodial Agent, as the case may be, or (ii) the Collateral Agent or the Custodial Agent, as the case may be, shall have received security or an indemnity satisfactory to the Collateral Agent or the Custodial Agent, as the case may be, sufficient to save the Collateral Agent or the Custodial Agent, as the case may be, harmless from and against any and all loss, liability or reasonable out-of-pocket expense which the Collateral Agent or the Custodial Agent, as the case may be, may without negligence, willful misconduct, or bad faith on its part incur by reason of its acting. The Collateral Agent or the Custodial Agent may in addition elect to commence an interpleader action or seek other judicial relief or orders as the Collateral Agent or the Custodial Agent, as the case may be, may deem necessary. Notwithstanding anything contained herein to the contrary, neither the Collateral Agent nor the Custodial Agent shall be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, or which would in its opinion subject it or any of its officers, employees or directors to liability.

SECTION 8.8 Resignation of Collateral Agent

        Subject to the appointment and acceptance of a successor Collateral Agent or Custodial Agent as provided below, (a) the Collateral Agent and the Custodial Agent may resign at any time by giving notice thereof to the Company and the Purchase Contract Agent as attorney-in-fact for the Holders of New Securities, (b) the Collateral Agent and the Custodial Agent may be removed at any time by the Company and (c) if the Collateral Agent or the Custodial Agent fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Purchase Contract Agent and such failure shall be continuing, the Collateral Agent or the Custodial Agent may be removed by the Purchase Contract Agent. The Purchase Contract Agent shall promptly notify the Company of any removal of the Collateral Agent pursuant to clause (c) of the immediately preceding sentence. Upon any such resignation or removal, the Company shall have the right to appoint a successor Collateral Agent or Custodial Agent, as the case may be. If no successor Collateral Agent or Custodial Agent, as the case may be, shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Collateral Agent's or Custodial Agent's giving of notice of resignation or such removal, then the retiring Collateral Agent or Custodial Agent, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent or Custodial Agent, as the case may be. Each of the Collateral Agent and the Custodial Agent shall be a bank which has an office in New York, New York with a combined capital and surplus of at least $75,000,000. Upon the acceptance of any appointment as Collateral Agent or Custodial Agent, as the case may be, hereunder by a successor Collateral Agent or Custodial Agent, as the case may be, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent or Custodial Agent, as the case may be, and the retiring Collateral Agent or Custodial Agent, as the case may be, shall take all appropriate action to transfer any money and property held by it hereunder (including the Collateral) to such successor. The retiring Collateral Agent or Custodial Agent shall, upon such succession, be discharged from its duties and obligations as Collateral Agent or Custodial Agent hereunder. After any retiring Collateral Agent's or Custodial Agent's resignation hereunder as Collateral Agent or Custodial Agent, the provisions of this Article VIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent or Custodial Agent. Any resignation or removal of the Collateral Agent hereunder shall be deemed for all purposes of this Agreement as the simultaneous resignation or removal of the Custodial Agent and the Securities Intermediary.

SECTION 8.9 Right to Appoint Agent or Advisor

        The Collateral Agent shall have the right to appoint agents or advisors in connection with any of its duties hereunder, and the Collateral Agent shall not be liable for any action taken or omitted by, or in reliance upon the advice of, such agents or advisors selected in good faith. The appointment of agents pursuant to this Section 8.9 shall be subject to prior consent of the Company, which consent shall not be unreasonably withheld.

SECTION 8.10 Survival
The provisions of this Article VIII shall survive termination of this Agreement and the resignation or removal of the Collateral Agent or the Custodial Agent.
SECTION 8.11 Exculpation

Anything in this Agreement to the contrary notwithstanding, in no event shall any of the Collateral Agent, the Custodial Agent or the Securities Intermediary or their officers, employees or agents be liable under this Agreement to any third party for indirect, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Collateral Agent, the Custodial Agent or the Securities Intermediary, or any of them, incurred without any act or deed that is found to be attributable to negligence or willful misconduct on the part of the Collateral Agent, the Custodial Agent or the Securities Intermediary.

ARTICLE IX. AMENDMENT
SECTION 9.1 Amendment Without Consent of Holders

        Without the consent of any Holders or the holders of any Separate Debentures, the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, at any time and from time to time, may amend this Agreement, in form satisfactory to the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, for any of the following purposes:

(a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company; or
(b)

to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company so long as such covenants or such surrender do not adversely affect the validity, perfection or priority of the security interests granted or created hereunder; or

(c) to evidence and provide for the acceptance of appointment hereunder by a successor Collateral Agent, Custodial Agent, Securities Intermediary or Purchase Contract Agent; or
(d)

to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other such provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders.

SECTION 9.2 Amendment with Consent of Holders

        With the consent of the Holders of not less than a majority of the Purchase Contracts at the time outstanding, by Act of said Holders delivered to the Company, the Purchase Contract Agent or the Collateral Agent, as the case may be, the Company, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Securities Intermediary may amend this Agreement for the purpose of modifying in any manner the provisions of this Agreement or the rights of the Holders in respect of the New Securities; provided, however, that no such supplemental agreement shall, without the consent of the Holder of each Outstanding New Security adversely affected thereby,

(a)

change the amount or type of Collateral underlying a New Security (except for the rights of holders of Corporate Units to substitute the Treasury Securities for the Pledged Debentures or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be, or the rights of Holders of Treasury Units to substitute Debentures or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as applicable, for the Pledged Treasury Securities), impair the right of the Holder of any New Security to receive distributions on the underlying Collateral or otherwise adversely affect the Holder's rights in or to such Collateral; or

(b)

otherwise effect any action that would require the consent of the Holder of each Outstanding New Security affected thereby pursuant to the Purchase Contract Agreement if such action were effected by an agreement supplemental thereto; or

(c) of Purchase Contracts the consent of whose Holders is required for any such amendment.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 9.3 Execution of Amendments

        In executing any amendment permitted by this Article IX, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent shall be entitled to receive and (subject to Section 6.1 hereof, with respect to the Collateral Agent, and Section 7.1 of the Purchase Contract Agreement, with respect to the Purchase Contract Agent) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent, if any, to the execution and delivery of such amendment have been satisfied.

SECTION 9.4 Effect of Amendments

        Upon the execution of any amendment under this Article IX, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of New Securities theretofore or thereafter authenticated, executed on behalf of the Holders and delivered under the Purchase Contract Agreement shall be bound thereby.

SECTION 9.5 Reference to Amendments

        Security Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any amendment pursuant to this Article IX may, and shall if required by the Collateral Agent or the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent and the Collateral Agent as to any matter provided for in such amendment. If the Company shall so determine, new Security Certificates so modified as to conform, in the opinion of the Collateral Agent, the Purchase Contract Agent and the Company, to any such amendment may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in accordance with the Purchase Contract Agreement in exchange for Outstanding New Security Certificates.

ARTICLE X. MISCELLANEOUS
SECTION 10.1 No Waiver

        No failure on the part of the Collateral Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

SECTION 10.2 Governing Law

        THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREUNDER, EXCEPT TO THE EXTENT THAT THE LAWS OF ANY OTHER JURISDICTION SHALL BE MANDATORILY APPLICABLE. Without limiting the foregoing, the above choice of law is expressly agreed to by the Company, the Securities Intermediary, the Custodial Agent, the Collateral Agent and the Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, in connection with the establishment and maintenance of the Collateral Account. The Company, the Collateral Agent and the Holders from time to time of the New Securities, acting through the Purchase Contract Agent as their attorney-in-fact, hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Collateral Agent and the Holders from time to time of the New Securities, acting through the Purchase Contract Agent as their attorney-in-fact, irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

SECTION 10.3 Notices

        All notices, requests, consents and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (or in the case of Holders, may be made and deemed given as provided in Sections 1.5 and 1.6 of the Purchase Contract Agreement) or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid (except as aforesaid). Any notices provided under Section 4.1 of the Purchase Contract Agreement with respect to the determination of the Initial Reset Date will be timely provided by the Company to the Collateral Agent.

SECTION 10.4 Successors and Assigns

        This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, and the Holders from time to time of the New Securities, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Pledge hereunder by, the Purchase Contract Agent.

SECTION 10.5 Counterparts

        This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

SECTION 10.6 Severability

        If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

SECTION 10.7 Expenses, etc.

        The Company agrees to reimburse the Collateral Agent and the Custodial Agent for: (a) all reasonable out-of-pocket costs and expenses of the Collateral Agent and the Custodial Agent (including, without limitation, the reasonable fees and expenses of the necessary services of a Securities Intermediary and of counsel to the Collateral Agent and the Custodial Agent), in connection with (i) the negotiation, preparation, execution and delivery or performance of this Agreement and (ii) any modification, supplement or waiver of any of the terms of this Agreement; (b) all reasonable costs and expenses of the Collateral Agent (including, without limitation, reasonable fees and expenses of counsel) in connection with (i) any enforcement or proceedings resulting or incurred in connection with causing any Holder of New Securities to satisfy its obligations under the Purchase Contracts forming a part of the New Securities and (ii) the enforcement of this Section 10.7; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby.

SECTION 10.8 Security Interest Absolute
All rights of the Collateral Agent and security interests hereunder, and all obligations of the Holders from time to time hereunder, shall be absolute and unconditional irrespective of:
(a) any lack of validity or enforceability of any provision of the Purchase Contracts or the New Securities or any other agreement or instrument relating thereto;

        (b)  any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the obligations of Holders of New Securities under the related Purchase Contracts, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Purchase Contract Agreement or any Purchase Contract or any other agreement or instrument relating thereto; or

(c) any other circumstance which might otherwise constitute a defense available to, or discharge of, a borrower, a guarantor or a pledgor.
IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed as of the day and year first above written.
FPL GROUP, INC.
By:	/s/ Paul I. Cutler

Name: Paul I. Cutler Title: Assistant Treasurer and Assistant Secretary

Address for Notices:

FPL Group, Inc.
700 Universe Boulevard
Juno Beach, Florida 33408
Attention: Treasurer
Telecopy: 561-694-3707

THE BANK OF NEW YORK,
as Purchase Contract Agent and as
attorney-in-fact of the Holders from
time to time of the New Securities

By:	/s/ Mary LaGumina

Name: Mary LaGumina Title: Vice President
Address for Notices: The Bank of New York 101 Barclay Street New York, New York 10286 Attention: Corporate Trust Administration Telecopy: (212) 815-5915
JPMORGAN CHASE BANK as Collateral Agent, Custodial Agent and as Securities Intermediary
By:	/s/ L. O'Brien

Name: L. O'Brien Title: Vice President
Address for Notices: JPMorgan Chase Bank 450 West 33rd Street, 15th Floor New York, New York 10001 Attention: Institutional Trust Services Telecopy: (212) 946-8159
EXHIBIT A
Instruction From Purchase Contract Agent to Collateral Agent
JPMorgan Chase Bank, as Collateral Agent 450 West 33rd Street, 15th Floor New York, New York 10001
Attention: Institutional Trust Services
Re: Securities of FPL Group, Inc. (the "Company")

        We hereby notify you in accordance with Section [4.1] [4.2] of the Pledge Agreement, dated as of June 1, 2002 (the "Pledge Agreement"), among the Company, yourselves, as Collateral Agent, Custodial Agent and Securities Intermediary and ourselves, as Purchase Contract Agent and as attorney-in-fact for the Holders of [Corporate Units] [Treasury Units] from time to time, that the Holder of securities listed below (the "Holder") has elected to substitute $____ [principal amount at maturity of Treasury Securities] [principal amount of Debentures] [the appropriate Applicable Ownership Interest in the Treasury Portfolio] in exchange for an equal Value of [Pledged Debentures] [the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio] [Pledged Treasury Securities] held by you in accordance with the Pledge Agreement and has delivered to us a notice stating that the Holder has Transferred [Debentures] [the appropriate Applicable Ownership Interest in the Treasury Portfolio] [Treasury Securities] to you, as Collateral Agent. We hereby instruct you, upon receipt of such [Treasury Securities] [Debentures] [appropriate Applicable Ownership Interest in the Treasury Portfolio] so Transferred, to release the [Pledged Debentures] [appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio] [Pledged Treasury Securities] related to such [Corporate Units] [Treasury Units] to us in accordance with the Holder's instructions. Capitalized terms used herein but not defined shall have the meaning set forth or incorporated by reference in the Pledge Agreement.

Date:__________________________	__________________________________________
By: _______________________________________ Name: Title: Signature Guarantee:_____________________

Please print name and address of registered Holder electing to substitute [Treasury Securities] [Debentures or the appropriate Applicable Ownership Interest in the Treasury Portfolio] for [Pledged Debentures or appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio] [Pledged Treasury Securities]:

Name	Social Security or other Taxpayer Identification Number, if any

Address

EXHIBIT B
Instruction to Purchase Contract Agent

The Bank of New York 101 Barclay Street New York, New York 10286 Attention: Corporate Trust Administration Re: Securities of FPL Group, Inc. (the "Company")

        The undersigned Holder hereby notifies you that it has delivered to JPMorgan Chase Bank, as Collateral Agent, $____ [principal amount at maturity of Treasury Securities] [principal amount of Debentures] [of the appropriate Applicable Ownership Interest in the Treasury Portfolio] in exchange for an equal Value of [Pledged Debentures or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio, as the case may be,] [Pledged Treasury Securities] held by the Collateral Agent, in accordance with Section [4.1] [4.2] of the Pledge Agreement, dated as of June 1, 2002 (the "Pledge Agreement"), among you, the Company and the Collateral Agent. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [Pledged Debentures or the appropriate Pledged Applicable Ownership Interest in the Treasury Portfolio] [Pledged Treasury Securities] related to such [Corporate Units] [Treasury Units]. Capitalized terms used herein but not defined shall have the meaning set forth or incorporated by reference in the Pledge Agreement.

Dated:

Signature

Signature

Guarantee:

Please print name and address of Registered Holder:

Name	Social Security or other Taxpayer Identification Number, if any
Address

EXHIBIT C
Instruction to Custodial Agent Regarding Remarketing
JPMorgan Chase Bank, as Custodial Agent 450 West 33rd Street, 15th Floor New York, New York 10001
Attention: Institutional Trust Services
Re: Securities of FPL Group Capital Inc (the "Company")

        The undersigned hereby notifies you in accordance with Section 4.6(c) of the Pledge Agreement, dated as of June 1, 2002 (the "Pledge Agreement"), among the Company, yourselves, as Collateral Agent, Securities Intermediary and Custodial Agent, and The Bank of New York, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units and Treasury Units from time to time, that the undersigned elects to deliver $________ principal amount of Debentures for delivery to the Remarketing Agent on the Business Day immediately preceding the [Initial Remarketing Date] [Secondary Remarketing Date] for remarketing pursuant to Section 4.6(c) of the Pledge Agreement. The undersigned will, upon request of the Remarketing Agent, execute and deliver any additional documents deemed by the Remarketing Agent or by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Debentures tendered hereby.

        The undersigned hereby instructs you, upon receipt of the proceeds of such remarketing from the Remarketing Agent to deliver such proceeds to the undersigned in accordance with the instructions indicated herein under "A. Payment Instructions". The undersigned hereby instructs you, in the event of Failed Remarketing, upon receipt of the Debentures tendered herewith from the Remarketing Agent, to deliver such Debentures to the person(s) and the address(es) indicated herein under "B. Delivery Instructions."

        With this notice, the undersigned hereby (i) represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Debentures tendered hereby and that the undersigned is the record owner of any Debentures tendered herewith in physical form or a participant in The Depository Trust Company ("DTC") and the beneficial owner of any Debentures tendered herewith by book-entry transfer to your account at DTC and (ii) agrees to be bound by the terms and conditions of Section 4.6(c) of the Pledge Agreement. Capitalized terms used herein but not defined shall have the meaning set forth or incorporated by reference in the Pledge Agreement.

Date:

By:________________________________________ Name: Title: Signature Guarantee:_____________________

Please print name and address:

Name	Social Security or other Taxpayer Identification Number, if any
Address

A.    PAYMENT INSTRUCTIONS

Proceeds of the remarketing should be paid by check in the name of the person(s) set forth below and mailed to the address set forth below.

Name(s)
____________________________________
              (Please Print)

Address
____________________________________

____________________________________
              (Please Print)

____________________________________
              (Zip Code)

____________________________________
(Tax Identification or Social Security Number)

B.    DELIVERY INSTRUCTIONS

In the event of a Failed Remarketing, Debentures which are in physical form should be delivered to the person(s) set forth below and mailed to the address set forth below.

Name(s)
________________________________
              (Please Print)

Address
________________________________

________________________________
              (Please Print)

________________________________
              (Zip Code)

________________________________
(Tax Identification or Social Security Number)

In the event of a Failed Remarketing, Debentures which are in book-entry form should be credited to the account at The Depositary Trust Company set forth below.

          ______________________
          DTC Account Number

Name of Account

Party:_________________________

EXHIBIT D
Instruction to Custodial Agent Regarding Withdrawal From Remarketing
JPMorgan Chase Bank, as Custodial Agent 450 West 33rd Street, 15th Floor New York, New York 10001 Attention: Institutional Trust Services
Re: Securities of FPL Group Capital Inc (the "Company")

        The undersigned hereby notifies you in accordance with Section 4.6(c) of the Pledge Agreement, dated as of June 1, 2002 (the "Pledge Agreement"), among the Company, yourselves, as Collateral Agent, Securities Intermediary and Custodial Agent and The Bank of New York, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units and Treasury Units from time to time, that the undersigned elects to withdraw the $_____ principal amount of Debentures delivered to the Custodial Agent on ____________ for remarketing pursuant to Section 4.6(c) of the Pledge Agreement. The undersigned hereby instructs you to return such Debentures to the undersigned in accordance with the undersigned's instructions. With this notice, the Undersigned hereby agrees to be bound by the terms and conditions of Section 4.6(c) of the Pledge Agreement. Capitalized terms used herein but not defined shall have the meaning set forth or incorporated in the Pledge Agreement.

Date:_________________________	___________________________________________
By:________________________________________ Name: Title: Signature Guarantee:_____________________

Please print name and address:
__________________________________
_________________________________ Name Social Security or other Taxpayer Identification Number, if any
Address
_____________________________
_____________________________
_____________________________